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Yves Dezawy

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www.OxySure.com

OxySure Systems Announces Supplier Agreement with Grainger

Frisco, Texas, March 15, 2012 – OxySure® Systems, Inc. (OTCBB:OXYS) (“OxySure”), the pioneering manufacturer of life-saving easy-to-use emergency oxygen solutions with its “oxygen from powder” technology has announced the Company has entered into a Supplier Agreement (“Agreement”) with W.W. Grainger, Inc. (NYSE:GWW) (“Grainger”).

In terms of the Agreement, OxySure will supply its products to Grainger for sale, marketing and distribution through Grainger’s platforms, which include Grainger’s catalog, Grainger Parts, Grainger Sourcing, Grainger’s national branch network, Grainger’s web sites and other electronic and paper media, as well as the Grainger sales teams.

Founded in 1927, Grainger is North America's largest broad line supplier of maintenance, repair and operating (MRO) products, with 2011 sales of $8.1 billion and with expanding global operations. Grainger serves more than two million active business and institutional customers in 157 countries, and is a valued and trusted partner for all their emergency MRO product needs. Grainger is a Fortune 100 company with 607 branches, 24 distribution centers and 18,500 team members.

“Our relationship with Grainger is a very important and logical next step as we forge ahead with our growth and expansion plans. We believe our products are an excellent fit in Grainger’s Safety and Security category, and Grainger provides us an instant footprint that is formidable in reach and scope,” said Julian Ross, the CEO of OxySure Systems, Inc.

About OxySure Systems, Inc.

OxySure Systems, Inc. is a Frisco, Texas-based medical technology company that focuses on the design, manufacture and distribution of specialty respiratory and medical solutions. The company pioneered a safe and easy to use solution to produce medically pure (USP) oxygen from inert powders. The company owns numerous issued patents and patents pending on this technology which makes the provision of emergency oxygen safer, more accessible and easier to use than traditional oxygen provision systems. OxySure’s products improve access to emergency oxygen that affects the survival, recovery and safety of individuals in several areas of need: (1) Public and private places and settings where medical emergencies can occur; (2) Individuals at risk for cardiac, respiratory or general medical distress needing immediate help prior to emergency medical care arrival; and (3) Those requiring immediate protection and escape from exposure situations or oxygen-deficient situations in industrial, mining, military, or other public settings. www.OxySure.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this release that are not historical facts, including, without limitation, statements that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development, may be deemed to be forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. These statements are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Except as may be required under applicable law, we assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of OxySure Systems, Inc. can be found in the filings of OxySure Systems, Inc. with the U.S. Securities and Exchange Commission.

OxySure® Systems, Inc.

10880 John W. Elliot Drive, Suite, 600 / Frisco, TX 75033 / Phone (972) 294-6450 / Fax (972) 294-6501

www.OxySure.com / info@OxySure.com